Exhibit 8.1

Entity	Country of Incorporation	Percentage of share capital/voting rights
TORM Singapore Pte. Ltd.	Singapore	100%
VesselCo 2 Pte. Ltd.	Singapore	100% through DK Vessel HoldCo K/S
VesselCo 4 Pte. Ltd.	Singapore	100% through DK Vessel HoldCo K/S
VesselCo 6 Pte. Ltd.	Singapore	100% through DK Vessel HoldCo K/S
VesselCo 7 Pte. Ltd.	Singapore	100% through DK Vessel HoldCo K/S
TORM USA LLC	Delaware	100%
Long Range 1 A/S	Denmark	100%
Medium Range A/S	Denmark	100%
LR1 Management K/S	Denmark	100%
MR Management K/S	Denmark	100%
TT Shipowning K/S	Denmark	100%
Torghattan & TORM Shipowning ApS	Denmark	100%
OMI Holding Ltd.	Mauritius	100%
TORM Shipping India Private Limited	India	100%
TORM Crewing Service Ltd.	Bermuda	100%
DK Vessel HoldCo K/S	Denmark	100%
VesselCo 1 K/S	Denmark	100% through DK Vessel HoldCo K/S
VesselCo 2 K/S	Denmark	100% through DK Vessel HoldCo K/S
VesselCo 3 K/S	Denmark	100% through DK Vessel HoldCo K/S
VesselCo 4 K/S	Denmark	100% through DK Vessel HoldCo K/S
DK Vessel HoldCo GP ApS	Denmark	100%
VesselCo A ApS	Denmark	100%
VesselCo B ApS	Denmark	100%
VesselCo C ApS	Denmark	100%
VesselCo D ApS	Denmark	100%
TORM Brasil Consultoria em Transporte Maritimo LTDA.	Brazil	100%

Jointly Controlled Entities

Long Range 2 AS	Denmark	50%
LR2 Management K/S	Denamrk	50%
FR8 Holdings Pte. Ltd.	Singapore	50%
TORM SHIPPING (PHILS.) INC.	Philippines	25%